EXHIBIT (21)
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                       Subsidiaries of the Registrant






                          Subsidiary Corporation

          Name:     First American National Bank of Pennsylvania

          Address:  140 East Main Street
                    Everett, Pennsylvania 15537

          Jurisdiction of
          Incorporation:    National Banking
                            Association, United States
                            of America